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                                                                    EXHIBIT 15.1

To the Directors and Shareholders of Morgan Stanley,
        Dean Witter, Discover & Co.:

        We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of May 31, 1997 and for the three and six month periods ended May 31, 1997 and 1996, as indicated in our report dated July 15, 1997 (which makes reference to the reviews of Morgan Stanley Group Inc. and subsidiaries for the quarters ended February 28, 1997 and May 31, 1996 by other accountants); because we did not perform an audit, we expressed no opinion on that information.

        We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 1997, is incorporated by reference in the following Registration Statements:

        Filed on Form S-3:
                Registration Statement No. 33-57202
                Registration Statement No. 33-60734
                Registration Statement No. 33-89748
                Registration Statement No. 33-92172
                Registration Statement No. 333-07947
                Registration Statement No. 333-22409
                Registration Statement No. 333-27881
                Registration Statement No. 333-27893
                Registration Statement No. 333-27919

        Filed on Form S-4:
                Registration Statement No. 333-25003

        Filed on Form S-8:
                Registration Statement No. 33-62374
                Registration Statement No. 33-63024
                Registration Statement No. 33-63026
                Registration Statement No. 33-78038
                Registration Statement No. 33-79516
                Registration Statement No. 33-82240
                Registration Statement No. 33-82242
                Registration Statement No. 33-82244
                Registration Statement No. 333-04212
                Registration Statement No. 333-28141
                Registration Statement No. 333-25003
                Registration Statement No. 333-28263

        We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

    New York, New York
    July 15, 1997